TWIN LAKES, INC.
                         545 MADISON AVENUE - 6th FLOOR
                            NEW YORK, NEW YORK 10022
                                 (212) 755 4243


                                                               February 15, 2005




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington,  D.C. 20549


         Re:      Twin Lakes, Inc.
                  Form 8-K filed January 12, 2005
                  File No. 000-50085


Ladies and Gentlemen:

We hereby respond to the comments of the Commission in its letter of January 28, 2005, in connection with the filing of the above referenced report.

We have filed an amendment to this report, which now includes the letter from our accountant.

Supplementally, we also acknowledge that:

      o We are responsible for the adequacy and accuracy of the disclosure in the filing

      o Staff comments or changes to disclosure in response to staff comments do not foreclose the commission from taking any action with respect to the filing; and

      o We may not assert staff comments as a defense in any proceeding initiated by the Commission or any person under the federal securities of the United States.

We thank you for your comments and trust that the amended filing and the above response are sufficient for your purposes. If you have further questions or comments, please feel free to contact the undersigned.


                                                               Very truly yours,


                                                         /s/ Arnold Kling
                                                         -----------------------
                                                                    Arnold Kling
                                                         Chief Executive Officer